SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of earliest event reported, November 14, 2002


                            TOMAHAWK INDUSTRIES, INC.



         Nevada                            0-9483                     95-3502207
------------------------          ------------------------            ----------
(State of Incorporation)          (Commission File Number)            (IRS I.D.
                                                                       Number)


                   211 West Wall Street, Midland, Texas 79701
               (Address of principal executive offices)(Zip Code)


                                 (915) 682-1761
              (Registrant's telephone number, including area code)



                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

On or about August 2, 2002, Tomahawk Industries, Inc., a Nevada corporation (the "Company") entered into an Agreement and Plan of Reorganization (the Reorgaanization) with Cryotherm, Inc., a Delaware Corporation ("Cryotherm") to acquire all the issued and outstanding shares of Cryotherm in exchange for a total of 25,000,000 post-reverse split shares of the Company's common stock.

If the transaction had been consummated, Cryotherm would have become a wholly owned subsidiary of the Company and control of the Company would have been vested with the former Cryotherm shareholders.

Consummation of the Reorganization was subject to fulfillment of various conditions by both parties, including completion of due diligence. Several of the conditions to closing have not been met, and accordingly, the parties have verbally agreed by mutual consent to terminate the Reorganization. Accordingly, there will be no change in control of the Company, and the Reorganization has been terminated and is of no further force or effect.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Tomahawk Industries, Inc.
                                                  (Registrant)
Dated: November 14, 2002


                                                  By: /s/ Glenn A. Little
                                                     ---------------------------
                                                     Glenn A. Little,  President